EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-37175, 33-44541, 33-44542, 33-58613, 33-59255
and 333-07949) of Santa Fe Energy Resources, Inc. of our report dated June 6, 1997 appearing on pages 4 and 5 of the Santa Fe Energy Resources Savings Investment Plan on Form 11-K/A for the year ended December 31, 1996.


Houston, Texas
June 30, 1997

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